UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2014

Hercules Technology Growth Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In accordance with that certain Sale and Servicing Agreement, dated as of December 19, 2012, among Hercules Technology Growth Capital, Inc. (the “Company”), Hercules Capital Funding Trust 2012-1, Hercules Capital Funding 2012-1 LLC and U.S. Bank National Association (the “Sale and Servicing Agreement”), attached as Exhibits 99.1 and 99.2, respectively, are the Monthly Reports (as defined in the Sale and Servicing Agreement) and Abbreviated Quarterly Reports (as defined in the Sale and Servicing Agreement) prepared by the Company during the 12-month period ended December 31, 2013.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Monthly Reports with respect to each collection period during the 12-month period ended December 31, 2013

99.2	Abbreviated Quarterly Reports with respect to each calendar quarter during the 12-month period ended December 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
March 26, 2014

	By:	/s/ Jessica Baron
Jessica Baron
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Monthly Reports with respect to each collection period during the 12-month period ended December 31, 2013

99.2	Abbreviated Quarterly Reports with respect to each calendar quarter during the 12-month period ended December 31, 2013